Exhibit 23.3

CONSENT OF LATHAM & WATKINS LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement (File No. 333-116417) of our opinion filed as Exhibit 5.1 to Amendment No. 1 to the Registration Statement on Form S-4 filed by CMGI, Inc. on June 28, 2004 and to the reference to our firm under the heading “Legal Matters.”

Very truly yours,

/s/ LATHAM & WATKINS LLP
LATHAM & WATKINS LLP
August 2, 2002